Exhibit 10.6

INDEPENDENT RESELLER AGREEMENT

THIS INDEPENDENT RESELLER AGREEMENT ("Agreement") is made and entered into this 5th day of November, 2009 (the "Effective Date"), by and between HY-SAVE. LLC d/b/a HY-SAVE USA ("Company"), a Florida limited liability company having a mailing address of P.O. Box 4409, Tampa. Florida 33677. and Energy Edge Technologies Corp. ("Reseller"), having a mailing address of 33 Chestnut Trail Fkmington, N.J 08822. Company and Reseller shall be individually referred to as a "Party" or collectively referred to as the "Parties."

RECITALS

WHEREAS. Company manufactures and supplies refrigeration energy efficient systems, liquid refrigerant free cooling pumps and liquid refrigerant delivery systems (tlie "Products"): and

WHEREAS. Reseller desires to purchase Company's Products and Services to resell Products in accordance with the terms of this Agreement; and

WHEREAS, Company and Reseller believe it is in their mutual interest and desire to enter into an agreement pursuant to the terms and conditions hereinafter provided.

NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt, legal sufficiency, and reasonably equivalent value of which, are hereby mutually acknowledged, the Parties, intending to be legally bound, agree as follows:

1.           Recitals

The recitals set forth above are true and correct and are hereby incorporated by reference.

2.           Scope of Services to he Provided

2.1 Services to be Provided by Reseller. Reseller shall provide sales and marketing services of Products. Reseller will use all reasonable efforts in finalizing the purchase order.

2.2 Services to be Provided bv Company. Company will help analyze Reseller's customers existing equipment and help identify the Reseller's customer needs. Company will establish the sale price of its Products to Reseller at Reseller costs, outlined in Exhibit A and will provide said analysis to Reseller for fee outlined in Exhibit A.

3.           Independent Reseller Relationship

The relationship between the Parties is and shall be that of independent Resellers. Reseller is not and shall not be Company's employee, agent, partner or joint venturer and shall not hold itself out as such. Reseller shall not have the power to aet for or bind Company in any manner. Reseller understands and agrees that the Reseller will receive no partieipalion in any plans, arrangements, or distributions pertaining to. or connected with any pension or other deferred compensation plan, health, life, or disability insurance programs or any other fringe benefits that Company provides for its employees. Reseller agrees thai it is responsible to maintain its own adequate insurance protection covering its activities hereunder. and in addition to its responsibilities as set forth in the indemnification provisions in Section 9. shall indemnify and hold Company harmless from liability for damages or claims resulting from its acts or omissions or the acts or omissions of its employees, representatives or agents.

4.           Confidentiality and Non-Disclosure Agreement

The Parties understand that Company may disclose to Reseller certain Confidential Information (as defined below) that is and/or is deemed to be confidential and the property of Company.

4.1           Materials Defined as "Confidential Information".  As used in this Agreement, the term "Confidential Information" shall mean any and all information prepared or delivered to Reseller by Company or its representatives {including information or data received by Company from a third party and as to which the Company has confidentiality obligations), that is (i) marked or designated by Company as "confidential" or "proprietary." (ii) information that is known to Reseller, or should be known to a reasonable person given the facts and circumstances of the disclosure, as being treaied as confidential or proprietary by Company, or (iii) a trade secret (as defined by the Florida Trade Secrets Act) and any other information in the possession of Company, whether created by Company or Reseller, which is kept or intended to be kept as a secret from others, whether or not the secret or confidential information provides a measurable commercial benefit to Company including, but not limited to. Company's development work; specifics concerning the design of Products; procedures used to manufacture such Products; Company's underlying costs and underlying sources of supply; and information which concerns the business of Company and the manner in which Company conducts its business, such as plans for Product, market or service developments or improvements, financial forecasts, price lists, work in progress, contracts with third parties, customer records, customer lists and any other information   relating to research, development, inventions, manufacturing, purchasing, accounting, engineering, and marketing which is used by Company in the conduct of its business and which is not generally known to others,

4.2           Terms of this Agreement.   The terms and conditions of this Agreement shall constitute the Confidential Information of both Parties.

4.3           Responsibilities Specific to Reseller.   In order to induce Company to disclose such Confidential Information. Reseller agrees to protect the confidentiality of all Confidential Information disclosed to Reseller in accordance with the following terms and conditions:

(i) Reseller shall keep in strictest confidence and trust all Confidential Information of Company and shall not: (a) except as expressly provided herein, disclose any such Confidential Information to any other entity or person, or (b) use such Confidential Information except and solely for the performance of each Party's respective obligations hereunder.

(ti) Reseller will not use any Confidential Information of Company for any purpose not expressly permitted by this Agreement and will disclose the Confidential Information of Company only to the employees or Resellers Contractor who have a need to know such Confidential Information for purposes of this Agreement and who are obligated to maintain the confidentiality of such Confidential Information, and only after Reseller has notified such employees or Resellers that such information is the Confidential Information ofCompany.

(iii) Reseller shall use the same care and discretion to avoid disclosure of Company's Confidential Information as it uses with its own similar Confidential Information, and in no event with less than reasonable care.

(iv) Reseller acknowledges that any use or disclosure of Company's Confidential Information in any manner inconsistent with the provisions of this Agreement may cause Company irreparable damage for which remedies other than injunctive relief may be inadequate and. accordingly, the Parties agree that Company shall have the right to seek an immediate injunction enjoining any breach of the confidentiality provisions of this Agreement, without ihe necessity of posting bond or other security and in addition lo any other rights and remedies which may be available to it.

(v) Reseller agrees to return or destroy all Confidential Information to Company as provided in this Agreement.

{vi) The Reseller shall, in the event that Reseller is requested or required (by oral questions, interrogatory, request for information or documents, subpoena, investigative demand or similar process) to disclose any Confidential Information supplied to the Reseller in the course of providing services for the Company, if the Reseller may lawfully do so, (a) provide Company with prompt notice of each such request and the documents requested thereby so that Company may seek an appropriate protective order and/or waive the requirement that Reseller comply with the provisions of this Agreement; and (b) consult with Company on the advisability of taking legally available actions to resist or narrow such request.

5.         Marketing and Use of Marks

5.1       Reseller's Use of Marks.    Company grants to Reseller a non-exclusive, non-transferable, royalty-free license to use Company's trademarks, service marks, trade names logos and other brand marks or names of Company ("Marks") solely in connection with the sale of Company Products during the Term of this Agreement. Reseller acknowledges that the Marks are the sole property of Company and/or its affiliates, and, other than the license granted herein, nothing shall be construed to grant Reseller any right, title or interest in or to such Marks, Reseller may not use the Marks without Company's prior written approval.

5.2           Approval by Company.   All marketing materials to be used by Reseller shall be subject to prior review and written approval by Company.  Reseller shall make such changes to the marketing materials as Company may reasonably request to ensure proper use of the Marks and to avoid any statement that is in Company's sole discretion inaccurate or misleading.

5.3           Protection of Marks.    All  marketing materials developed by Reseller while rendering products and services to the Company under this Agreement shall be considered a "work made for hire" under United States Copyright laws and Reseller shall use its best efforts to assign such rights to Company. In the event that the materials or any part or element thereof are determined not to be a work made for hire within the meaning of the United States Copyright Act, Reseller hereby irrevocably grants, sells and assigns to the Company all right, title and interest in and to the materials, and any copies thereof, throughout the universe in all languages and in all media and forms of expressions and communication now known or later developed. No rights are reserved to Reseller. Reseller hereby waives any and all rights, which the Reseller has ever had, may now have, or may have in the future, in the Company materials.

6.           Non-Competition

During the Term of the Agreement. Reseller shall not directly or indirectly, as an independent Reseller, employee, consultant agent, partner, joint venturer, or otherwise, provide services to. for or with, or in any way assist or contribute to any other business that is in competition with Company with respect to the Company Products and will remain in effect for a period often (10) years there after the expiration of this Agreement.

6.1 Reseller's Territory. Reseller shall market Companies Product and Services only in the United States of America. Reseller is in agreement that any business opportunity and or customer that presents itself outside Reseller's Territory, shall be reviewed with Company as an Individual Case Basis per separate agreement between Reseller and Company.

7.           Term and Termination

7.1 Term. This Agreement will commence for an initial term beginning on the Effective Date and will remain in effect for a period of one (1) year, unless sooner terminated pursuant to the provisions of this Agreement (the Initial Term"). At the expiration of the Initial Term and. unless sooner terminated pursuant to the provisions of this Agreement, each three (?) month period thereafter, this Agreement will automatically renew for an additional three (3) month period (the "Renewal Term" or the "Renewal Terms") unless either Party notifies the other Party in writing of its intention not to renew this Agreement (the "Renewal Termination Notice") not less than fifteen (15) days prior to the expiration of the Initial Term or of any Renewal Term (the Initial Term and any Renewal Terms are referred to collectively as, the
"Term").

7.2       Termination.

(i) The Company may immediately terminate Reseller's services under this Agreement ibr Cause (as hereinafter defined) at any lime with written notice to Reseller. "Cause" shall mean a detenu i nation by the Company that Reseller has: (a) been convicted of any felony, (b) breached a material term of this Agreement, which breach has not been remedied by Reseller within five (5) days after written notice has been provided to Reseller of such breach, (c) exhibited willful misconduct with regard to services rendered: or (d) engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty.

(ii) Either Party may terminate this Agreement at any time for any reason or no reason whatsoever upon fifteen (15) days prior written notice to the other Party.

(Hi) Upon termination. Reseller will: (a) terminate services under this Agreement on behalf of Company, (b) cease all use of Company's Marks and not use any marks confusingly similar thereto, (c) immediately return to Company or destroy, at the election and direction of Company, any Confidential Information of Company: and (d) confirm to Company in writing that it has complied with the foregoing obligations. Upon notice of termination. Company shall pay Reseller for Commissions earned by Reseller through the date of termination, and Reseller shall pay Company for any Products and Services through the date of termination and Company shall have no further obligations to Reseller.

8.            Indemnification/Limitation of Liability

8.1 Each Parly shall defend, indemnify, save, and hold harmless the other Party and its affiliates, and its and their directors, officers, employees, agents, representatives, successors and/or assignees (collectively. "Related Parties") from and against any liability, losses, costs and expenses (including reasonable attorneys' fees), damages, fines, judgments, and settlement amounts resulting from third parly claims of, arising from or relating to the indemnifying party's breach or alleged breach of any material duty, obligation, term, representation, or warranty contained in this Agreement, except there shall be no obligation to indemnify, defend, save, and hold harmless to the extent liabilities result from the gross negligence or willful misconduct of the other Party.

82 Additional Duiios of Reseller to Indemnify Company. Reseller shall further defend, indemnify, save and hold harmless Company and its Related Parties from and against any liability, losses, costs and expenses (including reasonable attorneys' fees), damages, fines, judgments, and settlement amounts for any claims, actions, causes of action, investigations, suits, proceedings, or demands arising out of or related to: (i) the conduct of Reseller and any of

Reseller's Related Parties, including without limitation, any claims which arise wilh respect to: (a) any disputes between Reseller and Clients or (b) Reseller's products or services, other than Company Products: or (ii) any claim made by Clients or prospective Clients based on the wrongful acts, fraud, false advertising, misrepresentations or warranties made by Reseller regarding Company Products or any other misrepresentations of Reseller or any of its employees, agents or licensors (including negligence or strict liability and including any injury to any person, including but not limited to death or properly! related to the subject matter of this Agreement, including, without limitation, any alleged violation of any applicable law or infringement of any third party's intellectual properly or other rights.

8.3 Liability tor Consequential or Special Damages. EXCEPT WITH RESPECT TO INDEMNIFICATION AND DAMAGES RESULTING FROM A PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY EXEMPLARY. PUNITIVE. INDIRECT. INCIDENTAL. CONSEQUENTIAL. OR OTHER SPECIAL DAMAGES TO THE OTHER PARTY INCLUDING. WITHOUT LIMITATION. LOSS OF PROFITS, REVENUES OR GOODWILL, HOWEVER CAUSED, WHETHER FOR BREACH OF CONTRACT. NEGLIGENCE OR OTHERWISE. WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY THEREOF. THIS LIMITATION SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED HEREIN.

9.           General

9.1           Governing Law. This Agreement shall be governed and interpreted in accordance with the laws of the State of Florida. The Parties agree that the venue for any action or litigation arising under this Agreement shall be brought in the Thirteenth Judicial Circuit in and for Hillsborough County. Florida.

9.2           Attorneys' Fees and Costs.   In the event that either Party seeks to enforce this Agreement by way of legal action or the matter is placed in the hands of an attorney, then the prevailing Party shall recover its attorneys' fees and the court shall determine the amount of such fees and allow recovery to said prevailing Party in entering a judgment.  The Parties agree that entitlement to attorneys' fees by the prevailing Party under this Agreement shall be deemed to include all appellate attorneys' fees.

9.3           Dispute Resolution.   As a condition precedent to the filing of any suit or other legal proceeding that arises from or relates to any dispute, claim, question, disagreement, or breach of this Agreement, ihe Parties shall endeavor to resolve all issues by negotiation, which if not successful within thirty (30) days of commencement of negotiation, then by binding mediation. Such mediation shall be initiated by either Party upon service of a written request on the other Party for the same.   The Parties shall, by mutual agreement, select a mediator within fifteen (15) days of the date of the request for mediation and stipulate thai mediation shall occur in Hillsborough County. Florida. The mediator's fee shall be paid in equal shares by each Party to the mediation.   No suit or other legal proceeding shall he filed until the mediator declares an impasse, which declaration, in any event, shall be issued by the mediator not later than sixty (60) days after the initial mediation conference.

9.4           Waiver of Trial by Jury.   THE PARTIES KNOWINGLY. VOLUNTARILY, AND INTENTIONALLY WAIVE THE RIGHT TO A JURY TRIAL  IN ANY ACTION. PROCEEDING. OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER PARTY ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT BEFORE OR AFTER THE EFFECTIVE DATE OF THIS AGREEMENT.

9.5           Assignment. This Agreement is not assignable or transferable by Reseller.   The Company shall, however, have the absolute, unfettered right to assign this Agreement to a successor in interest to the Company or to the purchaser of any of the assets of the Company.

9.6           Waiver.    No consent or waiver, express or implied, by either Party to this Agreement to or of any breach or default by the other Party in the performance of any provision heretinder shall he deemed or construed to be a consent or waiver to or of any other breach or default by such Party hereunder. Failure on the pan of either Party hereto to complain of any act or failure to act of the other Party or to declare the other Party in default hereunder. irrespective of how long such failure continues, shall not constitute a waiver of the rights of such Party hereunder.

9.7           Survivability. The provisions of Sections 5, 6. 7, and 9 shall survive termination of this Agreement,

9.8           Severability.  Each provision of this Agreement shall be treated as a separate and independent clause. If any court rules that a provision of this Agreement is void or unenforceable in whole or in part, this ruling shall not affect the validity of the remainder of the Agreement.  If one or more of ihe provisions of this Agreement is held to be excessively broad, such provision or provisions will be construed by the appropriate judicial body by limiting or reducing it or ill em to the minimum extent permitted by law.

9.9           Notice. Any notice required hereunder shall be given in writing and shall be considered effective (i) upon personal delivery: (ii) five (5) days after deposit in the U.S. mail, postage prepaid, certified, and return receipt requested or (iii) one (1) business day after deliver;' to any overnight courier thai keeps written records of its deliveries.   Notices to the Parties shall be sent to the addresses set forth above or such other addresses as a Party subsequently identifies in writing in accordance with this Section.

9.10           Binding Effect, This Agreement shall inure to the benefit of and be binding upon the Parties hereto, their respective successors, assigns, heirs and personal representatives.

9.11           Entire Agreement. This Agreement constitutes the entire agreement of the Parties with  respect to the  subject matter hereof and supersedes any  previous  communications, representations, arrangements or agreements, whether oral or written.   This Agreement may be amended only by a writing executed by the Parties hereto. No modifications to this Agreement shall be valid unless in writing and signed by both Parties.

9.12           Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall constitute one and the same document.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

COMPANY	RESELLER

HY-SAVE, LLC. d.b.a. HY-SAVE USA P.O.BOX 4409 Tampa, FL 33667	Energy Edge Technologies Corp. 33 Chestnut Trail Flemington, NJ 08822

By: /s/ Kirsten Becker Kirsten Becker	By: /s/ Robert Holdsworth Robert Holdsworth
Title: President	Title: President